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                                                Exhibit 23

                    INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of Sun Life Assurance Company of Canada (U.S.) on Form S-2 of our report dated February 5, 1999 accompanying the statutory financial statements of Sun Life Assurance Company of Canada (U.S.) appearing in the Prospectus, which is part of such Registration Statement, to the incorporation by reference of our report dated February 5, 1999 appearing in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 1998, and to the use of our report dated February 4, 1999 acompanying the financial statements of Sun Life of Canada (U.S.) Variable Account F appearing in the Statement of Additional Information which is incorporated by reference in this Prospectus.

We also consent to the references to us under the heading "Accountants" in such Prospectus.

DELOITTE & TOUCHE LLP
Boston, Massachusetts


September 29, 1999